Exhibit 99.1

Intapp Announces Fourth Quarter and Full Fiscal Year 2023 Financial Results

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Fourth quarter SaaS and support revenue of $67.8 million, up 29% year-over-year
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Fourth quarter total revenue of $94.6 million, up 25% year-over-year
•
Cloud annual recurring revenue (ARR) of $222.3 million, up 36% year-over-year

PALO ALTO, Calif., September 6, 2023 – Intapp, Inc. (NASDAQ: INTA), a leading provider of cloud software for the global professional and financial services industry, announced its financial results for the fourth quarter and full fiscal year ended June 30, 2023. Intapp also provided its outlook for the first quarter and full fiscal year of 2024.

“We are pleased to report another strong year, with great results across the business and steady demand for our purpose-built cloud solutions,” said John Hall, CEO of Intapp. “This year we added new clients, grew existing relationships, released new applied AI applications, and demonstrated consistent growth. We enter fiscal year 2024 with optimism and momentum.”

Fourth Quarter of Fiscal Year 2023 Financial Highlights

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SaaS and support revenue was $67.8 million, a 29% year-over-year increase compared to the fourth quarter of fiscal year 2022.
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Total revenue was $94.6 million, a 25% year-over-year increase compared to the fourth quarter of fiscal year 2022.
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Cloud ARR was $222.3 million as of June 30, 2023, a 36% year-over-year increase compared to Cloud ARR as of June 30, 2022. Cloud ARR represented 67% of total ARR as of June 30, 2023, compared to 60% as of June 30, 2022.
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Total ARR was $330.2 million as of June 30, 2023, a 22% year-over-year increase compared to total ARR as of June 30, 2022.
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GAAP operating loss was $(12.4) million, compared to a GAAP operating loss of $(22.8) million in the fourth quarter of fiscal year 2022.
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Non-GAAP operating profit was $3.0 million, compared to a non-GAAP operating loss of $(3.9) million in the fourth quarter of fiscal year 2022.
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GAAP net loss was $(11.5) million, compared to a GAAP net loss of $(21.6) million in the fourth quarter of fiscal year 2022.
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Non-GAAP net income was $3.2 million, compared to a non-GAAP net loss of $(2.6) million in the fourth quarter of fiscal year 2022.
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GAAP net loss per share was $(0.17), compared to a GAAP net loss per share of $(0.35) in the fourth quarter of fiscal year 2022.
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Non-GAAP fully diluted net income per share was $0.04, compared to a non-GAAP net loss per share of $(0.04) in the fourth quarter of fiscal year 2022.

Fiscal Year 2023 Financial Highlights

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SaaS and support revenue was $252.3 million, a 31% year-over-year increase compared to fiscal year 2022.
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Total revenue was $350.9 million, a 29% year-over-year increase compared to fiscal year 2022.
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GAAP operating loss was $(69.3) million, compared to a GAAP operating loss of $(99.5) million in fiscal year 2022.
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Non-GAAP operating profit was $10.5 million, compared to a non-GAAP operating loss of $(7.1) million in fiscal year 2022.
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GAAP net loss was $(69.4) million, compared to a GAAP net loss of $(99.7) million in fiscal year 2022.
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Non-GAAP net income was $8.3 million compared to a non-GAAP net loss of $(7.3) million in fiscal year 2022.
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GAAP net loss per share was $(1.08), compared to a GAAP net loss per share of $(1.63) in fiscal year 2022.
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Non-GAAP fully diluted net income per share was $0.11, compared to a non-GAAP net loss per share of $(0.12) in fiscal year 2022.

Balance Sheet and Cash Flow Highlights

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Cash and cash equivalents were $130.4 million as of June 30, 2023, compared to $50.8 million as of June 30, 2022, primarily reflecting proceeds from our follow-on public offering completed in May 2023.
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For the fiscal year ended June 30, 2023, cash provided by operating activities was $27.5 million, compared to cash provided by operating activities of $14.2 million for the fiscal year ended June 30, 2022.

Business Highlights

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As of June 30, 2023, we served more than 2,300 clients, 603 of which each generated more than $100,000 of ARR. In addition, at fiscal year ended June 30, 2023, we had 53 clients with more than $1.0 million of ARR, up from 41 such clients at the prior fiscal year end.
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We upsold and cross-sold our existing clients such that our trailing twelve months’ net revenue retention rate as of June 30, 2023 was within our expected range of 113% to 117%.
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We continued to add new clients and expand existing accounts including real estate investment group Asana Partners, Swedish investment bank Trill Impact, and Brazilian investment bank Unio Partners.
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DealCloud won the 2023 CRM Excellence Award from CUSTOMER magazine and TMC, a global integrated media company.
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We continued to develop our partner ecosystem with new and expanded relationships that make additional data and technology accessible within DealCloud, including BoardEx, Bureau Van Dijk Orbis M&A Database, and Untapp.

First Quarter and Full Fiscal Year 2024 Outlook

Fiscal 2024 Outlook
	First Quarter	Fiscal Year
SaaS and support revenue (in millions)	$70.0 - $71.0	$306.0 - $310.0
Total revenue (in millions)	$96.0 - $97.0	$419.0 - $423.0
Non-GAAP operating profit (in millions)	$2.5 - $3.5	$20.0 - $24.0
Non-GAAP diluted net income per share	~ $0.03	$0.20 - $0.24

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

The information presented in this press release includes non-GAAP financial measures such as “non-GAAP operating profit (loss),” “non-GAAP net income (loss),” and “non-GAAP net income (loss) per share.” Refer to “Non-GAAP Financial Measures and Other Metrics” for a discussion of these measures and the financial tables below for reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure. The Company has not included a quantitative reconciliation of its guidance for non-GAAP operating profit and non-GAAP diluted net income per share to their most directly comparable GAAP financial measures because certain of these reconciling items, including stock-based compensation and amortization of intangible assets, could be highly variable and cannot be reasonably predicted without unreasonable effort. This is due to the inherent difficulty of forecasting the timing of certain events that have not yet occurred and are out of the Company’s control and the amounts of associated reconciling items. Please note that the unavailable reconciling items could significantly impact the Company’s GAAP operating results.

Corporate Presentation

A supplemental financial presentation and other information will be accessible through Intapp’s investor relations website at https://investors.intapp.com/.

Webcast

Intapp will host a conference call for analysts and investors on Wednesday, September 6, 2023, beginning at 2:00 p.m. PT (5:00 p.m. ET). The call will be webcast live via the “Investors” section of the Intapp company website at https://investors.intapp.com/. A replay of the call will be available through the Intapp website for 90 days.

About Intapp

Intapp makes the connected firm possible. We provide cloud software solutions that address the unique operating challenges and regulatory requirements of the global professional and financial services industry. Our solutions help more than 2,300 of the world’s premier private capital, investment banking, legal, accounting, and consulting firms connect their most important assets: people, processes, and data. As part of a connected firm, professionals gain easy access to the information they need to win more business, increase investment returns, streamline deal and engagement execution, and strengthen risk management and compliance.

Forward-Looking Statements

This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the first quarter and full year of fiscal year 2024, growth strategy, business plans and market position. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “expand,” “outlook” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our ability to continue our growth at or near historical rates; our future financial performance and ability to be profitable; the effect of global events on the U.S. and global economies, our business, our employees, results of operations, financial condition, demand for our products, sales and implementation cycles, and the health of our clients’ and partners’ businesses; our ability to prevent and respond to data breaches, unauthorized access to client data or other disruptions of our solutions; our ability to effectively manage U.S. and global market and economic conditions, including inflationary pressures, economic and market downturns and volatility in the financial services industry, particularly adverse to our targeted industries; the length and variability of our sales cycle; our ability to attract and retain customers; our ability to attract and retain talent; our ability to compete in highly competitive markets, including AI products; our ability to manage additional complexity, burdens, and volatility in connection with our international sales and operations; our ability to incur indebtedness in the future and the effect of conditions in credit markets; the sufficiency of our cash and cash equivalents to meet our liquidity needs; and our ability to maintain, protect, and enhance our intellectual property rights. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and any subsequent public filings. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. We assume no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Non-GAAP Financial Measures and Other Metrics

This press release contains the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit (loss), non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude the impact of stock-based compensation, amortization of intangible assets, lease modification and impairment, change in fair value of contingent consideration, acquisition-related transaction costs and the income tax effect of non-GAAP adjustments.

Unlevered free cashflow is a non-GAAP financial measure, and a supplemental liquidity measure that management uses to evaluate our core operating business and our ability to meet our current and future financing and investing needs. It consists of net cash provided by operating activities less cash paid for purchases of property and equipment and capitalized internal-use software and increased by cash paid for interest expense. See below for a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure.

Other metrics include total ARR, Cloud ARR and net revenue retention rate. Total ARR represents the annualized recurring value of all active SaaS and on-premise subscription contracts at the end of a reporting period. Cloud ARR is the portion of the annualized recurring value of our active SaaS contracts at the end of a reporting period. Contracts with a term other than one year are annualized by taking the committed contract value for the current period divided by number of days in that period, then multiplying by 365.

Net revenue retention rate is calculated by starting with the ARR from the cohort of all clients as of the twelve months prior to the applicable fiscal period, or prior period ARR. We then calculate the ARR from these same clients as of the current fiscal period, or current period ARR. We then divide the current period ARR by the prior period ARR to calculate the net revenue retention rate.

We believe these non-GAAP financial measures and metrics provide useful information to investors as they are used by management to manage the business, make planning decisions, evaluate our performance, and allocate resources and provide useful information regarding certain financial and business trends relating to our financial condition and results of operations. These non-GAAP financial measures, which may be different than similarly-titled measures used by other companies, should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Guidance for non-GAAP financial measures excludes stock-based compensation expense and amortization of intangible assets. Non-GAAP diluted net income per share is calculated by dividing non-GAAP net income by the estimated fully diluted weighted average shares outstanding for the period.

Investor Contact

David Trone

Senior Vice President, Investor Relations

Intapp, Inc.

ir@intapp.com

Media Contact

Ali Robinson

Global Media Relations Director

Intapp, Inc.

Ali.robinson@intapp.com

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share data and percentages)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Revenues
SaaS and support	$67,841	$52,713	$252,310	$192,980
Subscription license	12,166	13,391	48,970	44,202
Total recurring revenues	80,007	66,104	301,280	237,182
Professional services	14,612	9,417	49,593	34,889
Total revenues	94,619	75,521	350,873	272,071
Cost of revenues
SaaS and support	14,524	14,170	53,022	51,177
Total cost of recurring revenues	14,524	14,170	53,022	51,177
Professional services	16,329	12,984	58,440	47,906
Total cost of revenues	30,853	27,154	111,462	99,083
Gross profit	63,766	48,367	239,411	172,988
Gross margin	67.4%	64.0%	68.2%	63.6%
Operating expenses:
Research and development	25,499	19,631	93,851	74,412
Sales and marketing	32,393	30,661	132,189	111,905
General and administrative	18,316	20,905	81,031	86,127
Lease modification and impairment	—	—	1,601	—
Total operating expenses	76,208	71,197	308,672	272,444
Operating loss	(12,442)	(22,830)	(69,261)	(99,456)
Loss on debt extinguishment	—	—	—	(2,407)
Interest expense	(39)	(38)	(156)	(274)
Other income (expense), net	216	(1,164)	(503)	(976)
Net loss before income taxes	(12,265)	(24,032)	(69,920)	(103,113)
Income tax benefit	795	2,445	495	3,435
Net loss	$(11,470)	$(21,587)	$(69,425)	$(99,678)
Net loss per share, basic and diluted	$(0.17)	$(0.35)	$(1.08)	$(1.63)
Weighted-average shares used to compute net loss per share, basic and diluted	66,730	62,285	64,295	61,267

INTAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	June 30, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$130,377	$50,783
Restricted cash	808	3,528
Accounts receivable, net	92,973	66,947
Unbilled receivables, net	10,661	6,763
Other receivables, net	878	3,199
Prepaid expenses	7,335	5,984
Deferred commissions, current	11,807	10,187
Total current assets	254,839	147,391
Property and equipment, net	16,366	12,283
Operating lease right-of-use assets	17,180	—
Goodwill	278,890	269,103
Intangible assets, net	43,257	48,430
Deferred commissions, noncurrent	16,529	14,755
Other assets	1,846	2,451
Total assets	$628,907	$494,413
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$6,018	$4,220
Accrued compensation	39,761	40,004
Accrued expenses	11,626	8,774
Deferred revenue, net	191,042	142,768
Other current liabilities	10,902	27,753
Total current liabilities	259,349	223,519
Deferred tax liabilities	1,422	2,099
Deferred revenue, noncurrent	1,355	2,712
Operating lease liabilities, noncurrent	16,195	—
Other liabilities	9,378	10,201
Total liabilities	287,699	238,531
Stockholders’ equity:
Preferred stock	—	—
Common stock	69	63
Additional paid-in capital	797,639	643,227
Accumulated other comprehensive loss	(1,339)	(1,672)
Accumulated deficit	(455,161)	(385,736)
Total stockholders’ equity	341,208	255,882
Total liabilities and stockholders’ equity	$628,907	$494,413

INTAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Cash Flows from Operating Activities:
Net loss	$(11,470)	$(21,587)	$(69,425)	$(99,678)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,913	4,232	15,319	16,742
Amortization of operating lease right-of-use assets	1,129	—	4,639	—
Provision for doubtful accounts	(480)	(263)	922	541
Stock-based compensation	12,974	15,219	67,769	77,514
Lease modification and impairment	—	—	1,601	—
Loss on debt extinguishment	—	—	—	2,407
Change in fair value of contingent consideration, including unrealized foreign exchange gain	(889)	(2,412)	(1,762)	(2,776)
Deferred income taxes	(460)	(3,153)	(912)	(4,237)
Other	39	39	154	(133)
Changes in operating assets and liabilities:
Accounts receivable	(24,032)	(18,762)	(26,402)	(18,205)
Unbilled receivables, current	1,981	3,041	(3,898)	1,347
Prepaid expenses and other assets	1,047	123	1,261	905
Deferred commissions	(1,278)	(4,015)	(3,394)	(7,977)
Accounts payable and accrued liabilities	7,785	13,481	2,313	15,589
Deferred revenue, net	24,308	21,820	46,565	35,345
Operating lease liabilities	(1,328)	—	(5,922)	—
Other liabilities	(2,586)	1,903	(1,341)	(3,148)
Net cash provided by operating activities	10,653	9,666	27,487	14,236
Cash Flows from Investing Activities:
Purchases of property and equipment	(158)	(273)	(2,212)	(554)
Capitalized internal-use software costs	(1,648)	(1,181)	(5,524)	(4,233)
Business combinations, net of cash acquired	(6,604)	(2,500)	(6,604)	(2,500)
Investment in note receivable	—	—	(500)	—
Repayment of note receivable	500	—	500	—
Net cash used in investing activities	(7,910)	(3,954)	(14,340)	(7,287)
Cash Flows from Financing Activities:
Payments on borrowings	—	—	—	(278,000)
Proceeds from public offering, net of underwriting discounts	70,080	—	70,080	292,758
Payments for deferred offering costs	(733)	—	(790)	(4,358)
Proceeds from stock option exercises	7,729	2,141	23,456	10,211
Proceeds from employee stock purchase plan	1,459	1,163	2,700	1,163
Payments related to tax withholding for vested equity awards	(4,108)	(10)	(9,056)	(3,923)
Payments of deferred contingent consideration and holdback associated with acquisitions	—	—	(22,290)	(10,435)
Payment of deferred financing costs	—	—	—	(769)
Net cash provided by financing activities	74,427	3,294	64,100	6,647
Effect of foreign currency exchange rate changes on cash and cash equivalents	49	(908)	(373)	(748)
Net increase in cash, cash equivalents and restricted cash	77,219	8,098	76,874	12,848
Cash, cash equivalents and restricted cash - beginning of period	53,966	46,213	54,311	41,463
Cash, cash equivalents and restricted cash - end of period	$131,185	$54,311	$131,185	$54,311

INTAPP, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data and percentages)

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP financial measures for the periods indicated below:

Non-GAAP Gross Profit

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
GAAP gross profit	$63,766	$48,367	$239,411	$172,988
Adjusted to exclude the following:
Stock-based compensation	1,373	1,121	5,621	4,287
Amortization of intangible assets	1,009	1,986	4,340	7,877
Non-GAAP gross profit	$66,148	$51,474	$249,372	$185,152
Non-GAAP gross margin	69.9%	68.2%	71.1%	68.1%

Non-GAAP Operating Expenses

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Research and development	$25,499	$19,631	$93,851	$74,412
Stock-based compensation	(3,835)	(3,395)	(15,186)	(17,166)
Non-GAAP research and development	$21,664	$16,236	$78,665	$57,246

Sales and marketing	$32,393	$30,661	$132,189	$111,905
Stock-based compensation	(2,292)	(4,741)	(20,426)	(25,428)
Amortization of intangible assets	(1,523)	(1,287)	(5,921)	(5,214)
Non-GAAP sales and marketing	$28,578	$24,633	$105,842	$81,263

General and administrative	$18,316	$20,905	$81,031	$86,127
Stock-based compensation	(5,474)	(5,962)	(26,536)	(30,633)
Amortization of intangible assets	(149)	(109)	(512)	(428)
Change in fair value of contingent consideration	889	1,366	1,762	639
Acquisition-related transaction costs	(663)	(1,733)	(1,366)	(1,939)
Non-GAAP general and administrative	$12,919	$14,467	$54,379	$53,766

Non-GAAP Operating Profit (Loss)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
GAAP operating loss	$(12,442)	$(22,830)	$(69,261)	$(99,456)
Adjusted to exclude the following:
Stock-based compensation	12,974	15,219	67,769	77,514
Amortization of intangible assets	2,681	3,382	10,773	13,519
Lease modification and impairment	—	—	1,601	—
Change in fair value of contingent consideration	(889)	(1,366)	(1,762)	(639)
Acquisition-related transaction costs	663	1,733	1,366	1,939
Non-GAAP operating profit (loss)	$2,987	$(3,862)	$10,486	$(7,123)

Non-GAAP Net Income (Loss)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
GAAP net loss	$(11,470)	$(21,587)	$(69,425)	$(99,678)
Adjusted to exclude the following:
Stock-based compensation	12,974	15,219	67,769	77,514
Amortization of intangible assets	2,681	3,382	10,773	13,519
Lease modification and impairment	—	—	1,601	—
Change in fair value of contingent consideration	(889)	(1,366)	(1,762)	(639)
Acquisition-related transaction costs	663	1,733	1,366	1,939
Income tax effect of non-GAAP adjustments (1)	(775)	—	(2,017)	—
Non-GAAP net income (loss)	$3,184	$(2,619)	$8,305	$(7,345)

GAAP net loss per share, basic and diluted	$(0.17)	$(0.35)	$(1.08)	$(1.63)
Non-GAAP net income (loss) per share, diluted	$0.04	$(0.04)	$0.11	$(0.12)

Weighted-average shares used to compute GAAP net loss per share, basic and diluted	66,730	62,285	64,295	61,267
Weighted-average shares used to compute non-GAAP net income (loss) per share, diluted	78,843	62,285	73,800	61,267

(1) The income tax effect of non-GAAP adjustments for the three and twelve months ended June 30, 2022 were immaterial.

Unlevered Free Cash Flow

	Year Ended June 30,
	2023	2022
Net cash provided by operating activities	$27,487	$14,236
Adjusted for the following cash outlays:
Purchases of property and equipment	(2,212)	(554)
Capitalized internal-use software costs	(5,524)	(4,233)
Cash paid for interest	3	5,950
Unlevered free cash flow	$19,754	$15,399